UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 820, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2011, KYTX Oil and Gas, LLC, a wholly-owned subsidiary of Alamo Energy Corp. (the “Registrant”), entered into and closed an oil and gas lease (the “Lease”) with Donnie Patrick and Brenda Patrick (the “Lessor”), pursuant to which the Lessors granted exclusive oil and gas exploration, development and operation rights on the Lessor’s real property located in Knox County, Kentucky to the Registrant for an initial term of one year in exchange for $10,000 and 1) 12.5% of all oil produced from the leased property or a royalty equal to the sales proceeds of such 12.5% of all oil produced less 12.5% of applicable taxes and 2) 12.5% of the sales proceeds of all gas produced from the leased property less 12.5% of applicable taxes, with a minimum annual royalty of $10,000.  Payment of the minimum annual royalty will extend the lease term for as long as oil and/or gas is produced from the leased property.  A copy of the Lease is attached hereto as Exhibit 10.1. This brief description of the Lease is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Lease as attached as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On June 28, 2011, the Registrant intends to issue a press release to announce that KYTX Oil and Gas, LLC, a wholly-owned subsidiary of the Registrant, entered into and closed the Lease.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Oil and Gas Lease with Donnie Patrick and Brenda Patrick dated June 21, 2011
99.1	Press Release dated June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: June 27, 2011	By:	/s/ Allan Millmaker
Allan Millmaker Chief Executive Officer